CONTACT:  Jim Allen, Mike Murray
                             Tandycrafts, Inc. (817) 551-9600
                             (investor_relations@tandycrafts.com)
FOR IMMEDIATE RELEASE        or
                             Jeff Lambert, Brian Edwards (LamEdPR@aol.com)
                             Lambert, Edwards & Associates, Inc. (616) 233-0500


                TANDYCRAFTS REORGANIZES PINNACLE FRAMES DIVISION
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    COMPANY WILL SHIFT MANUFACTURING TO NEW PLANT, CENTRALIZE DISTRIBUTION &
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                                 ADMINISTRATION
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FORT WORTH, Texas - June 11, 1999 - Tandycrafts, Inc. (NYSE:TAC) today announced plans to reorganize its Pinnacle Art & Frame unit in order to improve efficiency and customer service. Pinnacle is a leading manufacturer of frames, framed art and mirrors that are sold under the Magee, Impulse and Hermitage brand names.

Tandycrafts, a Fort Worth-based maker and marketer of products for the home and office, said the plan includes the closure of Pinnacle's Van Nuys, Calif. frame manufacturing and distribution facility by the end of 1999. Tandycrafts said manufacturing operations will be shifted from the California facility to the Company's new, state-of-the-art production facility in Durango, Mexico. Pinnacle's distribution operations will be moved to Tandycrafts' corporate facility in Fort Worth. Tandycrafts also reported that Pinnacle's research and development, design, sales, and administration functions that were previously located in California will be centralized at the Company's Fort Worth headquarters.

"We are committed to making Pinnacle the leader in the frames and wall decor market," said Michael Walsh, president and chief executive officer of Tandycrafts. "Our commitment to becoming a world-class manufacturer of frames and wall decor necessitates that we have superior products and a more efficient cost structure. The planned closure of the California operation, while difficult from an employee perspective, will provide tremendous benefits in terms of our production efficiency, capabilities and capacity."

Approximately 400 employees will be affected over the next six months, including layoffs and relocations. Tandycrafts said it will work with Van Nuys-area employment agencies to help displaced Pinnacle workers find new jobs.

"We are positioning the company for the future," said Jim Allen, executive vice president and chief operating officer of Tandycrafts. "We continue to focus on and invest in operations that offer the most long-term growth and profit potential. The Pinnacle business remains a key component of our future success, and we are committed to providing it with the financial and operational resources for growth. We have strengthened our team at Pinnacle, with key personnel additions in manufacturing, product development and design, as well as sales and marketing. Additionally, the new Durango facility gives us the capacity and capabilities we will need to pursue growth in the $2 billion niche market for frames and framed art."

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TANDYCRAFTS/PAGE 2


Tandycrafts, Inc. (www.tandycrafts.com) is a manufacturer, distributor and retailer of consumer products, including frames and wall decor, office supplies and gifts. The Company's products are marketed and sold nationwide through wholesale distribution channels, including mass merchandisers and specialty retailers, and direct-to-consumer channels through the Company's retail stores, mail order and the Internet. Tandycrafts is headquartered in Fort Worth, Texas.

This press release includes statements that may constitute "forward-looking" statements, usually containing the words "believe", "estimate", "project", "expect" or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, continued acceptance of the Company's products in the marketplace, competitive factors, dependence upon third-party vendors, and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

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